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                                                                 Exhibit (g)(3)

                                CUSTODY AGREEMENT
                             AMENDMENT TO EXHIBIT A


     Portfolios covered by the Custody Agreement between The Chase Manhattan Bank, N.A. and The Glenmede Fund, Inc.

                           Emerging Markets Portfolio
                            Government Cash Portfolio
                            Tax-Exempt Cash Portfolio
                           Core Fixed Income Portfolio
                          Tax-Managed Equity Portfolio
                      Small Capitalization Equity Portfolio
                            Large Cap Value Portfolio
                             International Portfolio
                      Institutional International Portfolio
                             Global Equity Portfolio
                      Small Capitalization Growth Portfolio
                              Core Value Portfolio


The Glenmede Fund, Inc.                       Chase Manhattan Bank, N.A.
The Glenmede Portfolios

By:____________________                       By:____________________
Title:                                        Title: